UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2006

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 L & R Industrial Boulevard
Tarpon Springs, Florida 34689
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (727) 934-8778

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks identified and discussed from time to time in our filings with the Securities and Exchange Commission.

Item 3.02 Unregistered Sales of Equity Securities

On February 15, 2006, Solomon Technologies, Inc. (the “Company”) completed a recapitalization of its Series A preferred stock whereby each outstanding share of Series A preferred stock and all accrued and unpaid dividends thereon were converted into five shares of common stock. At the time of the recapitalization, there were 3,071,474 shares of Series A preferred stock outstanding. These shares were converted into 15,357,370 shares of common stock. In addition, on February 15, 2006, warrants to purchase an aggregate of 4,646,474 shares of common stock at an exercise price of $1.00 per share were exchanged by the warrant holders for an aggregate of 2,323,237 shares of common stock. The warrants were held by certain of the Company’s Series A preferred stockholders.

The recapitalization and warrant exchange offer were effected on the basis of an exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 3.03 Material Modification to Rights of Security Holders

As described under Item 3.02, on February 15, 2006, the Company completed a recapitalization of its Series A preferred stock. Each outstanding share of Series A preferred stock and all accrued and unpaid dividends thereon were converted into five shares of common stock. The following chart outlines the material differences between the Company’s common stock and Series A preferred stock:

	Common Stock	Series A Preferred Stock
Voting Rights:	The holders of the Company’s common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders and do not have cumulative voting rights.
The holders of the Company’s Series A preferred stock are entitled to vote, together with the holders of the Company’s common stock, as a single class. The holders of Series A preferred stock have the number of votes per share as is equal to the number of shares of common stock into which each share of Series A preferred stock is convertible. Additionally, as long as at least 65,000 shares of Series A preferred stock are outstanding, the affirmative vote of 75% of the Series A preferred stock is required to:
▪  authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A preferred stock;
▪   increase or decrease the number of directors constituting the Company’s board of directors;
▪  amend, alter or repeal any provision of the Company’s certificate of incorporation or bylaws;
▪  merge or consolidate with any person or entity;
▪  incur any indebtedness for borrowed money; or
▪  engage in any action that would adversely affect the holders of the Series A preferred stock.

Board Seats:	The holders of the Company’s common stock are entitled to elect two members of the Company’s board of directors.	The holders of the Company’s Series A preferred stock are entitled to elect three members of the Company’s board of directors.

Dividends:
Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of the Company’s common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by the Company’s board of directors out of legally available funds.

The holders of the Company’s Series A preferred stock are entitled to receive, if, when and as declared by the Company’s board of directors and before any cash is paid out or set aside for any common stock, dividends at the annual rate of $0.08 per share, subject to adjustment for stock splits and similar transactions. The dividends will accrue and be cumulative and will be payable upon the earlier to occur of redemption or liquidation, if not paid earlier. The holders of the Company’s Series A preferred stock are entitled to participate in any dividends paid to the Company’s common stockholders on an as converted basis.

Liquidation Rights:
Upon the Company’s liquidation, dissolution and winding up, the holders of the Company’s common stock are entitled to receive ratably, net assets available after the payment of
▪  all secured liabilities, including any then outstanding secured debt securities which we may have issued as of such time,
▪  all unsecured liabilities, including any then outstanding unsecured debt securities which we may have issued as of such time, and
▪  all liquidation preferences on any then outstanding preferred stock.

The holders of the Company’s Series A preferred stock are entitled to receive, in preference to the holders of common stock, an amount equal to $5.00 per share in the event of any liquidation occurring after April 29, 2005 but before April 30, 2006, and $6.00 per share in the event of any liquidation occurring on April 30, 2006 or thereafter, plus, in each case, any accrued but unpaid dividends. After the payment of the liquidation preference to the holders of the Company’s Series A preferred stock, the remaining assets will be distributed ratably to the holders of the Company’s common stock and the Company’s Series A preferred stock on an as-converted basis. A merger, consolidation, sale of assets, sale of any business unit, division or subsidiary, or a transaction in which voting control of the Company’s company is transferred will be treated as a liquidation unless the holders of 75% of the outstanding Series A preferred stock vote or consent otherwise.

Redemption Rights:	The holders of the Company’s common stock have no redemption rights.
The shares of Series A preferred stock are redeemable, in whole or in part, at the option of the holders on or after April 29, 2007. The redemption value will be $6.00 per share plus accrued or accumulated and unpaid dividends.

Conversion Rights:	The holders of the Company’s common stock have no conversion rights.

Each share of Series A preferred stock may be redeemed and converted at any time, at the Company’s option, initially into one share of common stock but only after payment of the liquidation preference. Each share of the Series A preferred stock may be converted at any time, at the option of the holder, initially into one share of common stock.

The number shares of common stock into which the Series A preferred stock is convertible is subject to adjustment to prevent dilution in the event of:
▪  a stock split, stock dividend or recapitalization (e.g., restructuring of debt into equity), or
▪  the issuance of additional shares of common stock (or other security or instrument convertible into common stock) at a per share purchase price that is less than the per share price at which the Series A preferred stock may be converted into common stock, after giving effect to any earlier adjustments. Adjustment of the number of shares is on a weighted-average basis.

Preemptive Rights:	The holders of the Company’s common stock do not have preemptive rights.
The holders of the Company’s Series A preferred stock have a preemptive right to purchase their pro rata share, based on the number of shares then outstanding, of new securities that we may from time to time propose to sell or issue, except shares proposed to be issued pursuant to an underwritten public offering of the Company’s common stock.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On February 15, 2006, pursuant to the Certificate of Designation of Series and Determination of Rights and Preferences of the Series A preferred stock of the Company, the three members of the board of directors elected by the holders of the Series A preferred stock- Jonathan Betts, Michael D’Amelio and Gary Laskowski- were automatically removed from the board effective upon the recapitalization described in Item 3.02 above because there were less than 65,000 shares of Series A preferred stock outstanding.

(d) On February 15, 2006, after the recapitalization described in Item 3.02 above became effective, the two remaining directors re-appointed Messrs. Betts, D’Amelio and Laskowski to the board. Mr. Laskowski was also re-appointed to the audit committee of the board. Certain biographical information about the three directors is set forth below:

Jonathan Betts. Mr. Betts is a principal and founder of Venture Partners, a private investment bank, founded in 1986. Mr. Betts previously served as a member of the consulting operation of Technology Transitions Incorporated, a venture capital firm and as Regional Sales Manager for Medical Electronics Corporation, a critical care medical instrumentation manufacturer. Mr. Betts has a Bachelor’s Degree in Electrical Engineering from Boston University.

Michael D’Amelio. Mr. D’Amelio has been a director of the Company since May 2004 and vice president since November 2004. Mr. D’Amelio is the Managing Director and founder of JMC Venture Partners LLC, a private equity fund founded in 1999 that focuses on middle market manufacturing, distribution, technology and service companies. In addition, Mr. D’Amelio is a partner in the investment banking firm of Grace Matthews. From 1991 to 1999, Mr. D’Amelio served as President and CEO of TACC International Corporation, a specialty chemical manufacturer with facilities located throughout the United States that was subsequently sold to a Fortune 500 buyer. Mr. D’Amelio serves on numerous corporate boards and committees and is a graduate of Northeastern University with a BS in Management.

Gary M. Laskowski. Mr. Laskowski has been a director of the Company since May 2004 and vice president since November 2005. Mr. Laskowski is a principal and founder of Venture Partners Ltd., a private investment bank founded in 1986. Prior thereto Mr. Laskowski served as a member of the consulting operation of Technology Transitions Incorporated, a venture capital firm, and prior to that in a number of roles, including Vice President, Marketing, for Canberra Industries, Inc., a supplier of data acquisition and analysis systems. Mr. Laskowski serves on the boards of a number of companies involved in electronics, power systems and software development. Mr. Laskowski holds a Bachelor’s Degree in Electrical Engineering from the University of Connecticut.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC.
(Registrant)

Dated: February 17, 2006	By:	/s/ Peter W. DeVecchis, Jr.
Peter W. DeVecchis, Jr.
President
(Principal Executive Officer)